1

                                               Exhibit 10.11

                       Amendment To Consulting Agreement:

Amendment made on March 31, 2000 by and between the following participants.

New Medium Enterprises, Inc. a Nevada Corporation with offices located at 4706 18th Ave., Brooklyn, N.Y. 11204, hereinafter referred to as "The Company"

And,

Marina D'Arezzo, of The D'arezzo Collection Inc. located at 200 Central Park South, New York, NY 10019, acting as Consultant & Member of Advisory Board for ShopOverseas.com, Inc., hereinafter referred to as "Consultant

The parties hereto agree as follows:

To Amend the agreement between the participants dated 1-1-2000.

New Medium Enterprises, Inc. (ShopOverseas.com) will deliver 10,000 shares of its common stock to Marina D'Arezzo in full payment of all consulting/Advisory agreement by Marina D'Arezzo of the D'arezzo Collection Inc.

Both parties mutually agree to terminate the agreement. The parties may enter into agreements in the future on a case by case basis at which time an agreement will be executed enumerating the parties obligations to each other.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



--------------------------                ----------------------------
SHOPOVERSEAS.COM                          Marina D'Arezzo
("Company")                               ("Consultant")










                                       1